Carolina Financial Corporation Reports Results for the Second Quarter of 2019

NEWS RELEASE – For Release July 25, 2019, 4:00PM

For More Information, Contact:

William A. Gehman III, EVP and CFO, 843.723.7700

Charleston, S.C. July 25, 2019 - Carolina Financial Corporation (the “Company”) (NASDAQ: CARO) today announced financial results for the second quarter of 2019.

Financial highlights at and for the three months ended June 30, 2019, include:

•	Net income for Q2 2019 increased 0.7% to $15.1 million, or $0.67 per diluted share, from $15.0 million, or $0.70 per diluted share for Q2 2018.
o	Accretion income from acquired loans for Q2 2019 was $1.5 million compared to $1.9 million for Q2 2018.
•	Operating earnings for Q2 2019, which exclude certain non-operating income and expenses, increased 4.2% to $16.3 million, or $0.73 per diluted share, from $15.6 million, or $0.73 per diluted share, for Q2 2018.
•	Operating earnings for Q2 2019 have been adjusted to eliminate the following significant items:
o	The fair value loss on interest rate swaps of $2.2 million due to the continued impact of falling long-term interest rates during the quarter on the valuation of longer-duration derivatives that do not meet hedge accounting requirements. The balance sheet fair value of securities increased $6.0 million at the end of Q2 2019 compared to Q1 2019.
o	The gain on sale of securities of $1.9 million.
o	The loss on early extinguishment of debt of approximately $31,000.
o	The temporary impairment of our mortgage servicing rights (MSR) of $1.3 million due to increased prepayment speed assumptions in the portfolio driven by the continued impact of falling interest rates.
•	Performance ratios for Q2 2019 compared to Q2 2018:
o	Return on average assets was 1.55% compared to 1.65%.
o	Operating return on average assets was 1.68% compared to 1.72%.
o	Return on average tangible equity was 13.24% compared to 17.02%.
o	Operating return on average tangible equity was 14.28% compared to 17.74%.
•	Loans receivable, gross grew $60.6 million from March 31, 2019, or at an annualized rate of 9.4%, and grew $126.9 million, or at an annualized rate of 10.0% since December 31, 2018.
•	Total deposits decreased $11.0 million from March 31, 2019 and increased $87.9 million since December 31, 2018.
•	On December 3, 2018, the Company announced that the Board of Directors had approved a plan to repurchase up to $25 million in shares of the Company’s common stock through open market and privately negotiated transactions over the next three years. The Company began stock repurchases on December 4, 2018. During the second quarter of 2019, the Company repurchased approximately 30,000 shares at an average price of $34.33. Cumulatively since December 4, 2018, the Company repurchased approximately 334,000 shares at an average price of $31.62.

Announcement of Agreement to Acquire Carolina Trust BancShares, Inc.

On July 15, 2019, the Company and Carolina Trust BancShares, Inc., the parent company of Carolina Trust Bank (together, “Carolina Trust”), jointly announced the signing of a definitive merger agreement. Carolina Trust currently operates 11 banking locations and a loan production office in and around the Charlotte-Concord-Gastonia, NC-SC metropolitan statistical area. The transaction deepens the Company’s market presence in North Carolina and complements the previously announced expansion into the Charlotte, North Carolina market. Upon completion of the acquisition, the combined company will have over $4.5 billion in assets, $3.1 billion in loans and $3.3 billion in deposits.

“We are very pleased to announce the signing of a merger agreement with Carolina Trust. We view this relationship as strategic to our stated objective to be acquisitive, while maximizing stockholder value. This transaction complements our previously announced expansion into the Charlotte, North Carolina market and provides a strong core deposit franchise. In addition, we continue to see the impact of solid organic growth and prior acquisitions on earnings. Overall, results for the second quarter of 2019 continued to improve,” stated Jerry Rexroad, the Company’s Chief Executive Officer.

Financial Results

Carolina Financial Corporation

•	The Company reported net income for Q2 2019 of $15.1 million, or $0.67 per diluted share, as compared to $15.0 million, or $0.70 per diluted share, for Q2 2018.
o	Included in net income for Q2 2019 and Q2 2018 was accretion income from acquired loans of $1.5 million and $1.9 million, respectively.
•	Operating earnings for Q2 2019, which excludes certain non-operating income and expenses, increased 4.2% to $16.3 million, or $0.73 per diluted share, from $15.6 million, or $0.73 per diluted share, for Q2 2018.
o	Included in net income for Q2 2019 was a fair value loss on interest rate swaps of $2.2 million due to the continued impact of falling long-term interest rates on the valuation of longer-duration derivatives that do not meet hedge accounting requirements. The Company uses standalone interest rate swaps to more closely match the interest rate characteristics of assets and liabilities and to mitigate the risks arising from timing mismatches between assets and liabilities including duration mismatches, which includes securities. The balance sheet fair value of securities increased $6.0 million at the end of Q2 2019 compared to Q1 2019. Q2 2019 also reflects a temporary $1.3 million impairment of mortgage servicing rights, a $1.9 million gain on sale of securities and an approximate $31,000 loss on early extinguishment of debt.
o	Included in net income for Q2 2018 was a fair value gain on interest rate swaps of $451,000, a loss on sale of securities of $746,000 and merger-related expenses of $506,000.
•	The Company reported net income for the six months ended June 30, 2019 of $29.6 million or $1.32 per diluted share, as compared to $19.0 million, or $0.90 per diluted share, for the six months ended June 30, 2018.
o	Included in net income for the six months ended June 30, 2019 and 2018 was accretion income from acquired loans of $3.0 million and $4.8 million, respectively. Provision for loan losses during the six months ended June 30, 2019 and 2018 was $1.4 million and $0.6 million, respectively.
•	Operating earnings for the six months ended June 30, 2019, which exclude certain non-operating income and expenses, increased to $30.9 million, or $1.38 per diluted share compared to $30.8 million, or $1.46 per diluted share, for the same period of 2018.
o	Included in net income for the six months ended June 30, 2019 was a fair value loss on interest rate swaps of $3.5 million, a temporary impairment of mortgage servicing rights of $1.3 million, a gain on sale of securities of $3.1 million and a loss on early extinguishment of debt of approximately $31,000. Included in operating earnings for the six months ended June 30, 2018 was a fair value gain on interest rate swaps of $1.3 million, a loss on sale of securities of $1.4 million and merger-related expenses of $15.2 million.
•	The Company’s net interest margin-tax equivalent (NIM) decreased to 3.99% for Q2 2019 compared to 4.11% for Q2 2018. Q2 2019 net interest income included accretion income from acquired loans of $1.5 million (17 bps to NIM) and early payoff fees of $46,000 (1bps to NIM) compared to Q2 2018 accretion income from acquired loans of $1.9 million (24 bps to NIM) and early payoff fees of $300,000 (4 bps to NIM).
o	Excluding accretion income from acquired loans and early payoff fees, Q2 2019 net interest margin was 3.82% compared to 3.83% in Q2 2018.

•	The Company reported book value per common share of $27.31 and $25.83 as of June 30, 2019 and December 31, 2018, respectively. Tangible book value per common share was $20.88 and $19.36 as of June 30, 2019 and December 31, 2018, respectively.
•	At June 30, 2019, the Company’s regulatory capital ratios exceeded the minimum levels currently required. Stockholders’ equity totaled $605.6 million as of June 30, 2019 compared to $575.3 million at December 31, 2018. Tangible equity to tangible assets at June 30, 2019 was 12.36% compared to 11.83% at December 31, 2018.
•	During Q2 2019, the Company repurchased approximately 30,000 shares at an average price of $34.33.

Banking Segment

•	Banking segment net income increased 5.9% to $15.8 million for Q2 2019 compared to $14.9 million for Q2 2018. Included in net income for Q2 2019 and Q2 2018 was accretion income from acquired loans of $1.5 million and $1.9 million, respectively.
•	Banking segment net income increased 61.7% to $30.6 million for the six months ended June 30, 2019 compared to $18.9 million for the six months ended June 30, 2018. Included in net income for the six months ended June 30, 2019 compared to the six months ended June 30, 2018 was accretion income from acquired loans of $3.0 million and $4.8 million, respectively. Provision for loan losses during the six months ended June 30, 2019 and 2018 was $1.4 million and $0.6 million, respectively.
•	Banking segment operating earnings increased 2.7% to $16.0 million for Q2 2019 compared to $15.6 million for Q2 2018.
•	Banking segment operating earnings slightly increased to $30.9 million for the six months ended June 30, 2019 compared to $30.8 million for the six months ended June 30, 2018.
•	Provision for loan losses during Q2 2019 was $700,000. Provision for loan losses during Q2 2018 was $534,000. Asset quality and historical loss experience continue to remain favorable. The provision for loan losses was primarily driven by the organic loan growth.
•	Non-performing assets were 0.37% and 0.35% of total assets at June 30, 2019 and December 31, 2018, respectively.
•	Loans receivable, gross increased at an annualized rate of 10.0% to $2.7 billion at June 30, 2019 compared to $2.5 billion at December 31, 2018.
•	Total deposits increased $87.9 million since December 31, 2018.

Wholesale Mortgage Banking

•	Net loss for the wholesale mortgage banking segment was $92,000 for Q2 2019 compared to net income of $598,000 for Q2 2018. Net income was $0.3 million for the six months ended June 30, 2019 compared to $1.2 million for the six months ended June 30, 2018.
o	Included in net income for the three and six months ended June 30, 2019 was a temporary $1.3 million impairment of mortgage servicing rights. The Company does not hedge the mortgage servicing rights positions and the impact of falling long-term interest rates increased prepayment speed assumptions driving down the value of the MSR asset. Excluding the impact of the $1.3 million temporary impairment of mortgage servicing rights, operating earnings were $0.9 million for Q2 2019 and $1.3 million for the six months ended June 30, 2019.
o	Included in net income for the three and six months ended June 30, 2018 was a loss on sale of other real estate owned of approximately $92,000 and the cost to terminate an equipment lease in the amount of $206,000.
•	Originations for Q2 2019 and Q2 2018 were $189.2 million and $205.6 million, respectively.
•	Net margin was 1.95% for the six months ended June 30, 2019 compared to 1.74% for the six months ended June 30, 2018. Originations for the six months ended June 30, 2019 and 2018 were $329.5 million and $386.1 million, respectively.

CresCom Bank Charlotte Branch Approval Received

The Company received approval to open a full service retail branch in Charlotte, NC. The Company previously announced its expansion into the Charlotte, NC market and the hiring of Robin Lyle as market leader in January 2019. The Company expects to commence full service retail operations at the branch in Q3 2019.

Dividend Declared

On July 24, 2019 the Company declared a $0.09 dividend per common share, payable on October 4, 2019, to stockholders of record on September 13, 2019.

Conference Call

A conference call will be held at 11:00 a.m., Eastern Time on July 26, 2019. The conference call can be accessed by dialing (866) 464-9448 or (213) 660-0874 and requesting the Carolina Financial Corporation earnings call. The conference ID number is 8789464. Listeners should dial in 10 minutes prior to the start of the call.  The live webcast and presentation slides will be available on www.haveanicebank.com under Investor Relations.

A replay of the webcast will be available on www.haveanicebank.com under Investor Relations, News & Market Information and Presentations approximately three hours after the call and can be accessed by dialing (855) 859-2056 or (404) 537-3406 and requesting conference number 8789464.

About Carolina Financial Corporation

Carolina Financial Corporation (NASDAQ: CARO) is the holding company of CresCom Bank, which also owns and operates Atlanta-based Crescent Mortgage Company.  As of June 30, 2019, Carolina Financial Corporation had approximately $3.9 billion in total assets and Crescent Mortgage Company was approved to originate loans in 48 states partnering with community banks, credit unions and mortgage brokers.

Addendum to News Release – Use of Certain Non-GAAP Financial Measures and Forward-Looking Statements

This news release contains financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). Such statements should be read along with the accompanying tables, which provide a reconciliation of non-GAAP measures to GAAP measures. This news release and the accompanying tables discuss financial measures, including but not limited to, core deposits, tangible book value, operating earnings and net income related to segments of the Company, which are non-GAAP measures. We believe that such non-GAAP measures are useful because they enhance the ability of investors and management to evaluate and compare the Company’s operating results from period to period in a meaningful manner. Non-GAAP measures should not be considered as an alternative to any measure of performance as promulgated under GAAP. Investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results or financial condition as reported under GAAP.

Please refer to the Non-GAAP reconciliation tables later in this release for additional information.

Forward-Looking Statements

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective.  Such forward-looking statements include but are not limited to statements with respect to our plans, objectives, expectations and intentions and other statements that are not historical facts, and other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions.  Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by the Company or any person that the future events, plans, or expectations contemplated by the Company will occur or be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the Company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) the risk that the preliminary financial information reported herein and our current preliminary analysis will be different when our review is finalized; (5) changes in the U.S. legal and regulatory framework including, but not limited to, the Dodd-Frank Act and regulations adopted thereunder; (6) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the Company; (7) the business related to acquisitions may not be integrated successfully or such integration may take longer to accomplish than expected; (8) the expected cost savings and any revenue synergies from acquisitions may not be fully realized within expected timeframes; (9) disruption from acquisitions may make it more difficult to maintain relationships with clients, associates, or suppliers; and (10) the impact of hurricanes and other natural disasters on our loan portfolio and the economic prospects of our coastal markets.  Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).  All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

###

CAROLINA FINANCIAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2019	December 31, 2018
	(Unaudited)	(Audited)
	(Dollars in thousands)
ASSETS
Cash and due from banks	$34,614	28,857
Interest-bearing cash	33,804	33,276
Cash and cash equivalents	68,418	62,133
Securities available-for-sale	791,151	842,801
Federal Home Loan Bank stock, at cost	19,900	21,696
Other investments	3,501	3,450
Derivative assets	2,399	4,032
Loans held for sale	28,521	16,972
Loans receivable, gross	2,651,236	2,524,336
Allowance for loan losses	(15,867)	(14,463)
Loans receivable, net	2,635,369	2,509,873
Premises and equipment, net	59,829	60,866
Right of use operating lease asset	17,516	—
Accrued interest receivable	12,920	13,494
Real estate acquired through foreclosure, net	1,218	1,534
Deferred tax assets, net	1,512	5,786
Mortgage servicing rights	29,640	32,933
Cash value life insurance	59,294	58,728
Core deposit intangible	14,978	16,462
Goodwill	127,592	127,592
Other assets	14,316	12,396
Total assets	$3,888,074	3,790,748

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Noninterest-bearing deposits	$616,823	547,022
Interest-bearing deposits	2,189,286	2,171,171
Total deposits	2,806,109	2,718,193
Short-term borrowed funds	370,500	405,500
Long-term debt	46,525	59,436
Right of use operating lease liability	17,807	—
Derivative liabilities	3,910	1,232
Drafts outstanding	13,908	8,129
Advances from borrowers for insurance and taxes	6,515	4,100
Accrued interest payable	2,450	1,591
Reserve for mortgage repurchase losses	1,092	1,292
Dividends payable to stockholders	2,007	1,576
Accrued expenses and other liabilities	11,672	14,414
Total liabilities	3,282,495	3,215,463
Stockholders’ equity:
Preferred stock	—	—
Common stock	223	224
Additional paid-in capital	404,578	408,224
Retained earnings	192,910	167,173
Accumulated other comprehensive income (loss), net of tax	7,868	(336)
Total stockholders’ equity	605,579	575,285
Total liabilities and stockholders’ equity	$3,888,074	3,790,748

CAROLINA FINANCIAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2019	2018	2019	2018
	(In thousands, except share data)
Interest income
Loans	$36,571	32,753	71,548	64,416
Investment securities	7,108	6,359	14,464	12,066
Dividends from Federal Home Loan Bank stock	331	263	593	438
Other interest income	125	102	311	234
Total interest income	44,135	39,477	86,916	77,154
Interest expense
Deposits	6,796	4,248	13,100	7,891
Short-term borrowed funds	2,429	1,705	4,745	2,958
Long-term debt	627	619	1,318	1,269
Total interest expense	9,852	6,572	19,163	12,118
Net interest income	34,283	32,905	67,753	65,036
Provision for loan losses	680	559	1,380	559
Net interest income after provision for loan losses	33,603	32,346	66,373	64,477
Noninterest income
Mortgage banking income	4,318	4,215	7,736	8,017
Deposit service charges	1,678	1,988	3,346	4,012
Net loss on extinguishment of debt	(31)	—	(31)	—
Net gain (loss) on sale of securities	1,941	(746)	3,135	(1,443)
Fair value adjustments on interest rate swaps	(2,164)	451	(3,535)	1,255
Net increase in cash value life insurance	398	385	796	775
Mortgage loan servicing income	2,566	2,090	5,204	4,114
Debit card income, net	1,215	1,267	2,191	2,194
Other	1,310	1,377	2,261	2,152
Total noninterest income	11,231	11,027	21,103	21,076
Noninterest expense
Salaries and employee benefits	13,159	13,541	26,630	27,210
Occupancy and equipment	4,116	4,094	8,237	7,747
Marketing and public relations	448	322	874	698
FDIC insurance	247	265	502	520
Recovery of mortgage loan repurchase losses	(100)	(150)	(200)	(300)
Legal expense	127	157	213	233
Other real estate expense, net	106	105	294	11
Mortgage subservicing expense	770	568	1,474	1,132
Amortization of mortgage servicing rights	1,342	889	2,578	1,868
Impairment of mortgage servicing rights	1,300	—	1,300	—
Amortization of core deposit intangible	735	849	1,484	1,598
Merger-related expenses	—	506	—	15,216
Other	3,228	3,225	6,239	6,037
Total noninterest expense	25,478	24,371	49,625	61,970
Income before income taxes	19,356	19,002	37,851	23,583
Income tax expense	4,282	4,036	8,232	4,561
Net income	$15,074	14,966	29,619	19,022
Earnings per common share:
Basic	$0.68	0.70	1.33	0.91
Diluted	$0.67	0.70	1.32	0.90
Dividends declared per common share	$0.09	0.06	0.17	0.11
Weighted average common shares outstanding:
Basic	22,189,508	21,243,094	22,191,673	20,961,182
Diluted	22,372,273	21,454,039	22,374,534	21,174,936

CAROLINA FINANCIAL CORPORATION

(Unaudited)

(Dollars in thousands)

	At or for the Three Months Ended
Selected Financial Data:	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018

Selected Average Balances:
Total assets	$3,878,269	3,826,116	3,700,795	3,663,915	3,627,402
Investment securities and FHLB stock	832,224	833,720	838,834	831,793	809,625
Loans receivable, net	2,610,394	2,535,192	2,428,603	2,402,075	2,401,075
Loans held for sale	21,905	13,754	20,120	23,692	23,137
Deposits	2,782,576	2,751,913	2,760,156	2,735,346	2,677,401
Stockholders’ equity	598,196	580,300	569,528	559,401	497,694

Performance Ratios (annualized):
Return on average stockholders’ equity	10.08%	10.03%	10.85%	10.87%	12.03%
Return on average tangible equity (Non-GAAP)	13.24%	13.32%	14.53%	14.68%	17.02%
Return on average assets	1.55%	1.52%	1.67%	1.66%	1.65%
Operating return on average stockholders’ equity (Non-GAAP)	10.87%	10.11%	11.88%	10.99%	12.54%
Operating return on average tangible equity (Non-GAAP)	14.28%	13.44%	15.92%	14.85%	17.74%
Operating return on average assets (Non-GAAP)	1.68%	1.53%	1.83%	1.68%	1.72%
Average earning assets to average total assets	89.83%	89.72%	89.64%	89.59%	89.82%
Average loans receivable to average deposits	93.81%	92.12%	87.99%	87.82%	89.68%
Average stockholders’ equity to average assets	15.42%	15.17%	15.39%	15.27%	13.72%
Net interest margin-tax equivalent (1)	3.99%	4.00%	4.23%	4.15%	4.11%
Net (recoveries) charge-offs to average loans receivable	(0.03)%	0.02%	(0.02)%	0.02%	0.04%
Nonperforming assets to period end loans receivable	0.54%	0.50%	0.53%	0.49%	0.42%
Nonperforming assets to total assets	0.37%	0.34%	0.35%	0.32%	0.28%
Nonperforming loans to total loans	0.50%	0.45%	0.47%	0.43%	0.35%
Allowance for loan losses as a percentage of gross loans receivable (end of period) (2)	0.60%	0.58%	0.57%	0.55%	0.54%
Allowance for loan losses as a percentage of gross non-acquired loans receivable (Non-GAAP)	0.77%	0.77%	0.79%	0.80%	0.80%
Allowance for loan losses as a percentage of nonperforming loans (2)	120.51%	129.74%	123.13%	129.26%	153.84%

Nonperforming Assets, excluding purchased credit impaired:
Loans 90 days or more past due and still accruing	$—	—	20	32	19
Nonaccrual loans	13,167	11,578	11,721	10,501	8,423
Total nonperforming loans	13,167	11,578	11,741	10,533	8,442
Real estate acquired through foreclosure, net	1,218	1,335	1,534	1,601	1,726
Total nonperforming assets	$14,385	12,913	13,275	12,134	10,168

(1) Net interest margin-tax equivalent reflects tax-exempt income on a tax-equivalent basis.

(2) Acquired loans represent 22.7%, 24.9%, 27.2%, 30.5%, and 33.5%, of gross loans receivable at June 30, 2019, March 31, 2019, December 31, 2018, September 30, 2018, and June 30, 2018, respectively.

Carolina Financial Corporation

Segment Information

(Unaudited)

(Dollars in thousands)

	For the Three Months		For the Six Months		Increase (Decrease)
	Ended June 30,		Ended June 30,		Three	Six
	2019	2018	2019	2018	Months	Months
Segment net income:
Community banking	$15,804	14,928	30,586	18,912	876	11,674
Wholesale mortgage banking	(92)	598	298	1,160	(690)	(862)
Other	(657)	(568)	(1,294)	(1,065)	(89)	(229)
Eliminations	19	8	29	15	11	14
Total net income	$15,074	14,966	29,619	19,022	108	10,597

	For the Three Months Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Segment net income:
Community banking	$15,804	14,781	15,449	15,263	14,928
Wholesale mortgage banking	(92)	390	599	555	598
Other	(657)	(636)	(594)	(606)	(568)
Eliminations	19	10	(10)	(8)	8
Total net income	$15,074	14,545	15,444	15,204	14,966

	For the Three Months Ended June 30, 2019
	Community	Mortgage
	Banking	Banking	Other	Eliminations	Total
Interest income	$43,781	469	15	(130)	44,135
Interest expense	9,303	153	551	(155)	9,852
Net interest income (expense)	34,478	316	(536)	25	34,283
Provision for loan losses	700	(20)	—	—	680
Noninterest income from external customers	5,299	5,921	11	—	11,231
Intersegment noninterest income	242	—	—	(242)	—
Noninterest expense	19,020	6,126	332	—	25,478
Intersegment noninterest expense	—	240	2	(242)	—
Income (loss) before income taxes	20,299	(109)	(859)	25	19,356
Income tax expense (benefit)	4,495	(17)	(202)	6	4,282
Net income (loss)	$15,804	(92)	(657)	19	15,074

	For the Three Months Ended June 30, 2018
	Community	Mortgage
	Banking	Banking	Other	Eliminations	Total
Interest income	$39,060	458	14	(55)	39,477
Interest expense	6,066	77	506	(77)	6,572
Net interest income (expense)	32,994	381	(492)	22	32,905
Provision for loan losses	534	25	—	—	559
Noninterest income from external customers	5,570	5,434	23	—	11,027
Intersegment noninterest income	242	9	—	(251)	—
Noninterest expense	19,348	4,748	275	—	24,371
Intersegment noninterest expense	—	240	2	(242)	—
Income (loss) before income taxes	18,924	811	(746)	13	19,002
Income tax expense (benefit)	3,996	213	(178)	5	4,036
Net income (loss)	$14,928	598	(568)	8	14,966

Carolina Financial Corporation

Segment Information, Continued

(Unaudited)

(Dollars in thousands)

	For the Six Months Ended June 30, 2019
	Community	Mortgage
	Banking	Banking	Other	Eliminations	Total
Interest income	$86,257	859	30	(230)	86,916
Interest expense	18,060	281	1,106	(284)	19,163
Net interest income (expense)	68,197	578	(1,076)	54	67,753
Provision for loan losses	1,400	(20)	—	—	1,380
Noninterest income from external customers	9,855	11,217	31	—	21,103
Intersegment noninterest income	484	18	—	(502)	—
Noninterest expense	38,010	10,972	643	—	49,625
Intersegment noninterest expense	—	480	4	(484)	—
Income (loss) before income taxes	39,126	381	(1,692)	36	37,851
Income tax expense (benefit)	8,540	83	(398)	7	8,232
Net income (loss)	$30,586	298	(1,294)	29	29,619

	For the Six Months Ended June 30, 2018
	Community	Mortgage
	Banking	Banking	Other	Eliminations	Total
Interest income	$76,317	889	27	(79)	77,154
Interest expense	11,150	130	968	(130)	12,118
Net interest income (expense)	65,167	759	(941)	51	65,036
Provision for loan losses	534	25	—	—	559
Noninterest income from external customers	10,630	10,358	88	—	21,076
Intersegment noninterest income	483	26	—	(509)	—
Noninterest expense	52,278	9,137	554	1	61,970
Intersegment noninterest expense	—	480	3	(483)	—
Income (loss) before income taxes	23,468	1,501	(1,410)	24	23,583
Income tax expense (benefit)	4,556	341	(345)	9	4,561
Net income (loss)	$18,912	1,160	(1,065)	15	19,022

	Loan Originations		Mortgage Banking Income		Margin
	For the Three Months Ended June 30,
	2019	2018	2019	2018	2019	2018
Additional segment information:
Community banking	$29,308	32,796	765	648	2.61%	1.98%
Wholesale mortgage banking	189,245	205,569	3,553	3,567	1.88%	1.74%
Total	$218,553	238,365	4,318	4,215	1.98%	1.77%

	Loan Originations		Mortgage Banking Income		Margin
	For the Six Months Ended June 30,
	2019	2018	2019	2018	2019	2018
Additional segment information:
Community banking	$49,746	64,223	1,324	1,302	2.66%	2.03%
Wholesale mortgage banking	329,496	386,063	6,412	6,715	1.95%	1.74%
Total	$379,242	450,286	7,736	8,017	2.04%	1.78%

Carolina Financial Corporation

Reconciliation of Non-GAAP Financial Measures - Consolidated

(Unaudited)

(In thousands, except share data)

	At the Month Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2019	2018	2018	2018

Core deposits:
Noninterest-bearing demand accounts	$616,823	575,990	547,022	567,394	577,568
Interest-bearing demand accounts	561,094	581,424	566,527	579,522	584,719
Savings accounts	184,764	188,725	192,322	190,946	198,571
Money market accounts	437,716	458,575	431,246	453,957	458,558
Total core deposits (Non-GAAP)	1,800,397	1,804,714	1,737,117	1,791,819	1,819,416

Certificates of deposit:
Less than $250,000	921,309	923,709	875,749	863,290	788,693
$250,000 or more	84,403	88,647	105,327	104,514	100,689
Total certificates of deposit	1,005,712	1,012,356	981,076	967,804	889,382
Total deposits	$2,806,109	2,817,070	2,718,193	2,759,623	2,708,798

	At the Month Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2019	2018	2018	2018

Tangible book value per share:
Total stockholders’ equity	$605,579	589,150	575,285	564,027	551,784
Less intangible assets	(142,570)	(143,305)	(144,054)	(144,817)	(145,595)
Tangible common equity (Non-GAAP)	$463,009	445,845	431,231	419,210	406,189

Issued and outstanding shares	22,284,981	22,296,372	22,387,009	22,570,445	22,570,182
Less nonvested restricted stock awards	(109,728)	(111,578)	(117,966)	(135,045)	(137,345)
Period end dilutive shares	22,175,253	22,184,794	22,269,043	22,435,400	22,432,837

Total stockholders’ equity	$605,579	589,150	575,285	564,027	551,784
Divided by period end dilutive shares	22,175,253	22,184,794	22,269,043	22,435,400	22,432,837
Common book value per share	$27.31	26.56	25.83	25.14	24.60

Tangible common equity (Non-GAAP)	$463,009	445,845	431,231	419,210	406,189
Divided by period end dilutive shares	22,175,253	22,184,794	22,269,043	22,435,400	22,432,837
Tangible common book value per share (Non-GAAP)	$20.88	20.10	19.36	18.69	18.11

	At the Month Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2019	2018	2018	2018
Acquired and non-acquired loans:
Acquired loans receivable	$601,193	644,461	686,401	749,442	813,688
Non-acquired gross loans receivable	2,050,043	1,946,149	1,837,935	1,708,022	1,613,533
Total gross loans receivable	$2,651,236	2,590,610	2,524,336	2,457,464	2,427,221
% Acquired	22.68%	24.88%	27.19%	30.50%	33.52%

Non-acquired loans	$2,050,043	1,946,149	1,837,935	1,708,022	1,613,533
Allowance for loan losses	15,867	15,021	14,463	13,615	12,987
Allowance for loan losses to non-acquired loans (Non-GAAP)	0.77%	0.77%	0.79%	0.80%	0.80%

Total gross loans receivable	$2,651,236	2,590,610	2,524,336	2,457,464	2,427,221
Allowance for loan losses	15,867	15,021	14,463	13,615	12,987
Allowance for loan losses to total gross loans receivable	0.60%	0.58%	0.57%	0.55%	0.54%

	For the Three Months Ended					For the Six Months Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	June 30, 2019	June 30, 2018
Net interest margin - core:
Net interest margin-tax equivalent (2)	$34,661	33,899	35,349	34,298	33,320	68,559	65,891
Purchased loan accretion and early payoff charges and deferred fees	(1,521)	(1,617)	(3,283)	(2,831)	(2,226)	(3,137)	(5,377)
Net interest margin - core (3) (Non-GAAP)	$33,140	32,282	32,066	31,467	31,094	65,422	60,514

Loans receivable interest income - core:
Loans receivable interest income	$36,325	34,813	34,969	33,357	32,497	71,139	60,514
Purchased loan accretion and early payoff charges and deferred fees	(1,521)	(1,617)	(3,283)	(2,831)	(2,226)	(3,137)	(5,377)
Loans receivable interest income - core (3) (Non-GAAP)	$34,804	33,196	31,686	30,526	30,271	68,002	58,577

Carolina Financial Corporation

Reconciliation of Non-GAAP Financial Measures - Consolidated, Continued

(Unaudited)

(In thousands, except share data)

	For the Three Months Ended					For the Six Months Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	June 30, 2019	June 30, 2018
As Reported:
Income before income taxes	$19,356	18,495	19,425	19,431	19,002	37,851	23,583
Tax expense	4,282	3,950	3,981	4,227	4,036	8,232	4,561
Net Income	$15,074	14,545	15,444	15,204	14,966	29,619	19,022

Average equity	$598,196	580,300	569,528	559,401	497,694	589,297	487,532
Average tangible equity (Non-GAAP)	455,270	436,630	425,105	414,205	351,703	446,001	341,148
Average assets	3,878,269	3,826,116	3,700,795	3,663,915	3,627,402	3,852,336	3,575,708
Average loans receivable	2,610,394	2,535,192	2,428,603	2,402,075	2,401,075	2,573,001	2,361,933
Average interest earning assets	3,483,713	3,432,818	3,322,894	3,282,426	3,253,708	3,458,017	3,199,448

Return on average assets	1.55%	1.52%	1.67%	1.66%	1.65%	1.54%	1.06%
Return on average equity	10.08%	10.03%	10.85%	10.87%	12.03%	10.05%	7.80%
Return on average tangible equity (Non-GAAP)	13.24%	13.32%	14.53%	14.68%	17.02%	13.28%	11.15%
Tangible equity to tangible assets	12.36%	12.05%	11.83%	11.72%	11.45%	12.36%	11.45%
Net interest margin-tax equivalent (2)	3.99%	4.00%	4.23%	4.15%	4.11%	4.00%	4.15%
Net interest margin-core (3) (Non-GAAP)	3.82%	3.81%	3.84%	3.80%	3.83%	3.82%	3.81%
Yield on loans receivable-core (3) (Non-GAAP)	5.35%	5.31%	5.18%	5.04%	5.06%	5.33%	5.00%

Weighted average common shares outstanding:
Basic	22,189,508	22,193,861	22,416,190	22,678,681	21,243,094	22,191,673	20,961,182
Diluted	22,372,273	22,381,809	22,587,466	22,898,983	21,454,039	22,374,534	21,174,936
Earnings per common share:
Basic	$0.68	0.66	0.69	0.67	0.70	1.33	0.91
Diluted	$0.67	0.65	0.68	0.66	0.70	1.32	0.90

Operating Earnings and Performance Ratios:
Income before income taxes	$19,356	18,495	19,425	19,431	19,002	37,851	23,583
(Gain)/loss on sale of securities	(1,941)	(1,194)	(346)	849	746	(3,135)	1,443
Fair value adjustments on interest rate swaps	2,164	1,371	2,222	(628)	(451)	3,535	(1,255)
Merger related expenses	—	—	—	—	506	—	15,216
Loss on extinguishment of debt	31	—	—	—	—	31	—
Impairment of mortgage servicing rights	1,300	—	—	—	—	1,300	—
Operating earnings before income taxes	20,910	18,672	21,301	19,652	19,803	39,582	38,987
Tax expense (1)	4,653	4,001	4,379	4,279	4,205	8,647	8,168
Operating earnings (Non-GAAP)	$16,257	14,671	16,922	15,373	15,598	30,935	30,819

Average equity	$598,196	580,300	569,528	559,401	497,694	589,297	487,532
Less average intangible assets	(142,926)	(143,670)	(144,423)	(145,196)	(145,991)	(143,296)	(146,384)
Average tangible common equity (Non-GAAP)	$455,270	436,630	425,105	414,205	351,703	446,001	341,148

Average assets	$3,878,269	3,826,116	3,700,795	3,663,915	3,627,402	3,852,336	3,575,708
Less average intangible assets	(142,926)	(143,670)	(144,423)	(145,196)	(145,991)	(143,296)	(146,384)
Average tangible assets (Non-GAAP)	$3,735,343	3,682,446	3,556,372	3,518,719	3,481,411	3,709,040	3,429,324

Operating return on average assets (Non-GAAP)	1.68%	1.53%	1.83%	1.68%	1.72%	1.61%	1.72%
Operating return on average equity (Non-GAAP)	10.87%	10.11%	11.88%	10.99%	12.54%	10.50%	12.64%
Operating return on average tangible assets (Non-GAAP)	1.74%	1.59%	1.90%	1.75%	1.79%	1.67%	1.80%
Operating return on average tangible equity (Non-GAAP)	14.28%	13.44%	15.92%	14.85%	17.74%	13.87%	18.07%

Weighted average common shares outstanding:
Basic	22,189,508	22,193,861	22,416,190	22,678,681	21,243,094	22,191,673	20,961,182
Diluted	22,372,273	22,381,809	22,587,466	22,898,983	21,454,039	22,374,534	21,174,936
Operating earnings per common share:
Basic (Non-GAAP)	$0.73	0.66	0.75	0.68	0.73	1.39	1.47
Diluted (Non-GAAP)	$0.73	0.66	0.75	0.67	0.73	1.38	1.46

(1) Tax expense is determined using the effective tax rate adjusted to eliminate the impact of the non-operating items.

(2) Net interest margin-tax equivalent reflects tax-exempt income on a tax-equivalent basis.

(3) Net interest margin-core and yield on loans - core excludes the impact of purchase accounting accretion, loan payoff charges and related deferred fees recognized related to early loan repayments.

Carolina Financial Corporation

Reconciliation of Non-GAAP Financial Measures - Community Banking Segment

(Unaudited)

(In thousands, except share data)

	For the Three Months Ended					For the Six Months Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	June 30, 2019	June 30, 2018
Segment net income:
Community banking	$15,804	14,781	15,449	15,263	14,928	30,586	18,912
Wholesale mortgage banking	(92)	390	599	555	598	298	1,160
Other	(657)	(636)	(594)	(606)	(568)	(1,294)	(1,065)
Eliminations	19	10	(10)	(8)	8	29	15
Total net income	$15,074	14,545	15,444	15,204	14,966	29,619	19,022

Community banking segment operating earnings:
Income before income taxes	$20,299	18,827	19,424	19,517	18,924	39,126	23,468
Tax expense (1)	4,495	4,046	3,975	4,254	3,996	8,540	4,556
Bank segment net income	$15,804	14,781	15,449	15,263	14,928	30,586	18,912

Weighted average common shares outstanding:
Basic	22,189,508	22,193,861	22,416,190	22,678,681	21,243,094	22,191,673	20,961,182
Diluted	22,372,273	22,381,809	22,587,466	22,898,983	21,454,039	22,374,534	21,174,936

Bank segment earnings per common share:
Basic	$0.71	0.67	0.69	0.67	0.70	1.38	0.90
Diluted	$0.71	0.66	0.68	0.67	0.70	1.37	0.89

Bank segment income before taxes	$20,299	18,827	19,424	19,517	18,924	39,126	23,468
(Gain)/loss on sale of securities	(1,941)	(1,194)	(346)	849	746	(3,135)	1,438
Fair value adjustments on interest rate swaps	2,164	1,371	2,222	(628)	(451)	3,535	(1,207)
Loss on extinguishment of debt	31	—	—	—	—	31	—
Merger related expenses	—	—	—	—	506	—	15,216
Operating earnings before income taxes	20,553	19,004	21,300	19,738	19,725	39,557	38,915
Tax expense (1)	4,566	4,096	4,371	4,306	4,152	8,662	8,159
Operating bank segment earnings (Non-GAAP)	$15,987	14,908	16,929	15,432	15,573	30,895	30,756

Operating bank segment earnings per common share:
Basic (Non-GAAP)	$0.72	0.67	0.76	0.68	0.73	1.39	1.47
Diluted (Non-GAAP)	$0.71	0.67	0.75	0.67	0.73	1.38	1.45

(1) Tax expense is determined using the effective tax rate adjusted to eliminate the impact of the non-operating items.